UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting; Failure to Satisfy a Rule or Standard; Transfer of Listing.

On March 16, 2009, Spansion Inc. (the “Company”) received an additional determination by the NASDAQ Listing Qualifications Department to delist the Company’s securities under Marketplace Rule 4310(c)(14) for the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year that ended December 28, 2008 (the “Form 10-K”).

On March 13, 2009, the Company filed a Form 12b-25 with the Securities and Exchange Commission explaining that the Company was unable to timely file its annual report on Form 10-K because it had not yet completed its financial reporting process as a result of the increased burdens placed upon the Company’s financial, accounting and administrative staff in preparation for and in connection with the voluntary bankruptcy filings made by the Company and its domestic subsidiaries in the U.S. Bankruptcy Court on March 1, 2009. The Company is in the process of preparing the Annual Report on Form 10-K for the fiscal year that ended December 28, 2008, which it intends to file as soon as practicable after completion.

A copy of the Company’s press release announcing the receipt of the NASDAQ staff determination letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibits Description

Exhibit No.	Description

99.1	Press Release regarding NASDAQ delisting determination dated March 20, 2009.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2009	SPANSION INC.

	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release regarding NASDAQ delisting determination dated March 20, 2009.